EXHIBIT 99.1
ProPetro Announces $100 Million Share Repurchase Program
MIDLAND, Texas, May 17, 2023, (Business Wire) – ProPetro Holding Corp. ("ProPetro" or "the Company") (NYSE: PUMP) today announced approval by the Board of Directors of a $100 million share repurchase program.
"We are pleased to announce the approval of a share repurchase program by our Board," stated Sam Sledge, Chief Executive Officer. "This program aligns with our strategy to create value for our shareholders. Our strong first quarter earnings and three consecutive quarters of positive net income demonstrate significant financial improvements resulting from the execution of our strategy. We remain confident in the Company's current and future financial and operational performance, and we believe that our stock presents a unique investment opportunity due to the substantial discrepancy between our equity value and our strong financial performance. We plan to opportunistically execute the share repurchase program, taking into consideration market conditions, our business outlook, capital position, and liquidity, all while maintaining our robust balance sheet. Furthermore, as part of our strategy, we will continue to explore additional methods of strategic capital allocation beyond the announced share repurchase program."
Under the share repurchase program, the Company may repurchase up to $100 million of outstanding common stock through May 31, 2024. This authorization represents approximately 13% of ProPetro’s market capitalization based on the current share price.
During the pendency of the share repurchase program, the Company may repurchase shares from time to time through various methods, including in open market transactions, block trades, accelerated share repurchases, privately negotiated transactions, derivative transactions or otherwise, certain of which may be made pursuant to a trading plan meeting the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, in compliance with applicable state and federal securities laws. The timing, as well as the number and value of shares repurchased under the program, will be determined by the Company at its discretion and will depend on a variety of factors, including management’s assessment of the intrinsic value of the Company’s common stock, the market price of the Company’s common stock, general market and economic conditions, available liquidity, compliance with the Company’s debt and other agreements, applicable legal requirements, the nature of other investment opportunities available to the Company, and other considerations. The Company is not obligated to purchase any shares under the repurchase program, and the program may be suspended, modified, or discontinued at any time without prior notice. The Company expects to fund the repurchases by using cash on hand and expected free cash flow to be generated in the future.

ProPetro

ProPetro Holding Corp. is a Midland, Texas-based oilfield services company providing pressure pumping and other complementary services to leading upstream oil and gas companies engaged in the exploration and production of North American unconventional oil and natural gas resources. We help bring reliable energy to the world. For more information visit www.propetroservices.com.

EXHIBIT 99.1
Forward-Looking Statements
Except for historical information contained herein, the statements and information in this news release and discussion in the scripted remarks described above are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include the words “may,” “could,” “plan,” “project,” “budget,” “predict,” “pursue,” “target,” “seek,” “objective,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” and other expressions that are predictions of, or indicate, future events and trends and that do not relate to historical matters identify forward‑looking statements. Our forward‑looking statements include, among other matters, statements about the supply of and demand for hydrocarbons, our business strategy, industry, future profitability, expected fleet utilization, sustainability efforts, the future performance of newly improved technology, expected capital expenditures, the impact of such expenditures on our performance and capital programs, our fleet conversion strategy and the Company's proposed share repurchase program, the projected timing, purchase price and number of shares purchased under such program, if at all, the sources of funds under the repurchase program and the impacts of the repurchase program. A forward‑looking statement may include a statement of the assumptions or bases underlying the forward‑looking statement. We believe that we have chosen these assumptions or bases in good faith and that they are reasonable.
Although forward‑looking statements reflect our good faith beliefs at the time they are made, forward-looking statements are subject to a number of risks and uncertainties that may cause actual events and results to differ materially from the forward-looking statements. These risks and uncertainties include the timing and amount of any repurchases made pursuant to the share repurchase program. Factors that could cause actual results to differ materially from those in the forward-looking statements include the volatility of oil prices, the global macroeconomic uncertainty related to the Russia-Ukraine war, general economic conditions, including the impact of continued inflation, central bank policy actions, bank failures, and the risk of a global recession, and other factors described in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, particularly the “Risk Factors” sections of such filings, and other filings with the Securities and Exchange Commission (the “SEC”). In addition, the Company may be subject to currently unforeseen risks that may have a materially adverse impact on it, including matters related to shareholder litigation. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements and are urged to carefully review and consider the various disclosures made in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings made with the SEC from time to time that disclose risks and uncertainties that may affect the Company’s business. The forward-looking statements in this news release are made as of the date of this news release. ProPetro does not undertake, and expressly disclaims, any duty to publicly update these statements, whether as a result of new information, new developments or otherwise, except to the extent that disclosure is required by law.

EXHIBIT 99.1
Investor Contacts:

David Schorlemer
Chief Financial Officer
david.schorlemer@propetroservices.com
432-227-0864

Matt Augustine
Director, Corporate Development and Investor Relations
matt.augustine@propetroservices.com
432-848-0871

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